EX-4.1  FORM OF COMMON STOCK CERTIFICATE

EXHIBIT 4.1

NUMBER	SHARES
AMSR – ________________

INCORPORATED UNDER THE LAWS	CUSIP ____________
OF THE STATE OF NEVADA	SEE REVERSE FOR CERTAIN DEFINITIONS

AMSTAR INTERNATIONAL, INC.

This certifies that ______________________________________

is the record holder of _________________________________________

FULLY PAID AND NONASSESSABLE SHARES OF COMMON STOCK, $0.001 PAR VALUE PER SHARE, OF

AMSTAR INTERNATIONAL, INC.

transferable on the books of the Corporation by the holder hereof in person or by a duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

           WITNESS the facsimile seal of the Corporation and the signatures of its duly authorized officers.

Dated:

——————————————————	——————————————————
SECRETARY
CHAIRMAN, CHIEF EXECUTIVE OFFICER AND PRESIDENT

Countersigned and Registered:

Transfer Online, Inc.
Warrant Agent and Registrar
317 S W Alder Street, 2d Floor
Portland, OR 97204

By: __________________________________
Authorized Signature

AMSTAR INTERNATIONAL, INC.

           The Corporation will furnish without charge to each stockholder who so requests a statement of the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock of the Corporation or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. Such requests shall be made to the Corporation’s Secretary at the principal office of the Corporation.

           The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations.

TEN COM	–	as tenants in common
TEN ENT	–	as tenants by the entireties
JT TEN	–	as joint tenants with rights of survivorship and not as tenants in common

UNIF GIFT MIN ACT	_____________________________ Custodian (until age)
(Cust)
_____________________________ under Uniform Gifts to Minors Act
(minor)

_______________________________________________________
(State)

UNIF TRF MIN ACT	________________ Custodian ______________________
(Cust) (minor)
under Uniform Transfers to Minors Act

_______________________________________________________
(State)

           Additional abbreviations may also be used though not in the above list.

For value received,_____________________________________________  hereby sell(s), assign(s), and transfer(s) unto

(PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE)

(PLEASE PRINT NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

                                                                                                                                               Shares
of the common stock represented by the within Certificate, and do(es) hereby irrevocably constitute and appoint

                                                                                                                                               Attorney
to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.

Dated: _________________
X _________________________
X _________________________

NOTICE: THE SIGNATURE(S) TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME(S) AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER.

Signature(s) Guaranteed:

By _______________________________

THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.